MCGLADREY & PULLEN, LLP
                  Certified Public Accountants and Consultants


                         CONSENT OF INDEPENDENT AUDITORS




     We hereby consent to the use of our report dated January 30, 1998 on the financial statements of the Growth Series, the Foreign Equity Series, the Emerging Markets Series and the Emerging Fixed Income Markets Series of Templeton Institutional Funds, Inc. referred to therein, which appears in the 1997 Annual Reports to Shareholders, and which is incorporated herein by reference, in Post-Effective Amendment No. 13 to the Registration Statement on Form N1-A, File No. 33-35779, as filed with the Securities and Exchange Commission.

     We also consent to the reference to our firm in the Prospectus under the caption "Financial Highlights" and in the Statement of Additional Information under the caption "Auditors".


                                          /s/MCGLADREY & PULLEN, LLP
                                             McGladrey & Pullen, LLP

New York, New York
April 20, 1998